May 16, 2012

VIA EMAIL AND FIRST CLASS MAIL

Ignacio Moran and Mauro Dacomo
Petersen Energía Inversora, S.A.U.
c/o Velázquez 9
Madrid, Spain
Facsimile: 011-54-11-5-555-0162
MDacomo@petersenenergia.com.ar
IMoran@petersenenergia.com.ar

with a copy to:

Ignacio Moran and Mauro Dacomo
Petersen Energía Inversora, S.A.U.
Cerrito 740, 1st Floor
Cl010AAP
City of Buenos Aires
Argentina

Re:
Credit Agreement dated as of May 4, 2011 (as modified and supplemented and in effect on the date hereof, the “Credit Agreement”) among Petersen Energía Inversora, S.A.U., as borrower (the “Borrower”), the lenders from time to time party thereto as Lenders, Credit Suisse AG, London Branch (“Credit Suisse”), as administrative agent (the “Administrative Agent”; “us” and “we”) and The Bank of New York Mellon, as collateral agent (the “Collateral Agent”).

Dear Sirs,

Reference is made to the Credit Agreement and the letter delivered to you and dated May 11, 2012 from us, acting as Administrative Agent (the “May 11 Letter”), detailing certain Events of Default under the Credit Agreement.  This letter is being delivered by us in our capacity as Administrative Agent.  Except as otherwise specified herein, capitalized terms used in this letter have the meanings given to them in the credit Agreement.  The majority Lenders have requested that the Administrative Agent deliver this letter.

We hereby notify you that, pursuant to the terms of the Credit Agreement, the following additional Default and Event of Default have occurred and are continuing: (i) an Event of Default under clause (a) of Article VII of the Credit Agreement as a result of the failure of the Borrower to pay principal of the Loans due under the Credit Agreement on May 16, 2012; (ii) an Default under clause (b) of Article VII of the Credit Agreement as a result of the failure of the Borrower to pay interest on the Loans due under the Credit Agreement on May 16, 2012, which failure will constitute an Event of Default on May 22, 2012 if such failure is then continuing; and (iii) a Default or Event of Default under clause (i) of Article VII of the Credit Agreement may have occurred and be continuing as a result of the occurrence on or prior to the date of a Default or Event of Default under the Petersen I Senior Credit Facility.

As a result of the Events of Default detailed above and in the May 11 Letter, pursuant to Article VII of the Credit Agreement we hereby declare the Loans outstanding to be due and payable in whole; therefore, the principal of the Loans, together with accrued interest thereon and all fees and other obligations of the Borrower accrued under the Credit Agreement, are now due and payable immediately, without presentment, demand, protest or other notice of any kind.

Without in any way limiting the foregoing, the Administrative Agent, the Collateral Agent and the Lenders (i) reserve all rights as to whether any other Defaults or Events of Default exist under the Credit Agreement and further (ii) do not waive any such Defaults or Events of Default that exist or may in the future exist under the Credit Agreement and (iii) expressly reserve the right to exercise any and all of their respective rights, remedies, powers, privileges and defenses arising as a result of the acceleration of the Loans, any of the Events of Default detailed herein, and any Defaults or Events of Default that exist, or may exist in the future under the Credit Agreement, and no failure on the part of the Administrative Agent, the Collateral Agent and the Lenders to exercise and no delay in exercising, including without limitation the right to take any enforcement actions, and no course of dealing with respect to, any right, remedy, power, privilege or defense under the Credit Agreement, any other Loan Document or any other document related thereto, at law or in equity or otherwise, arising as the result of the acceleration of the Loans, any Default or Event of Default detailed herein or that may exist now or in the future, or the occurrence thereof, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, privilege or defense under the Credit Agreement, any other Loan Document or any other document related thereto, at law, in equity or otherwise, preclude any other or further exercise thereof or the exercise of any other right, remedy, power, privilege or defense.  The rights, remedies, powers, privileges and defenses provided for by the Credit Agreement, the other Loan Documents and any other document related thereto are cumulative, may be exercised separately, successively or concurrently at the sole discretion of the Administrative Agent, the Collateral Agent and the Lenders, and are not exclusive of any rights, remedies, powers, privileges and defenses provided at law, in equity or otherwise.

You are hereby advised that (i) no previous or future correspondence or discussions among the Borrower and its members, officers, directors, shareholders, employees, agents, affiliates subsidiaries and assigns (collectively, the “Borrower Parties”), the Lenders, the Administrative Agent, the Collateral Agent or any other person regarding the acceleration of the Loans, any Default or Event of Default or the obligations owed by any Borrower Party shall constitute a waiver, estoppel, agreement to forbear or limitation of the rights, remedies, powers, privileges and defenses of the Administrative Agent, the Collateral Agent and the Lenders under the Loan Documents, applicable law or otherwise and (ii) neither the delivery of this letter, nor the prior or future collection of any interest, principal or other amount by the Administrative Agent, the Collateral Agent or the Lenders with respect to the Credit Agreement, any other Loan Document or any other document related thereto shall be construed to limit or waive the right of the Administrative Agent, the Collateral Agent or the Lenders to receive any and all other sums which are or may become due or payable under the Credit Agreement, any other Loan Document, any other document related thereto otherwise, including without limitation costs of collection, costs of enforcement and late payment charges.

2

Further, no waiver, forbearance or other similar action by Lenders with regard to the acceleration of the Loans or any Default or Event of Default shall be effective unless the same has been reduced to writing and executed by authorized representatives of the percentage of Lenders required under the applicable provisions of the Credit Agreement and every other entity deemed necessary or desirable by the percentage of Lenders required under the applicable provisions of the Credit Agreement.

This letter shall be construed in accordance with and governed by the law of the State of New York.

CC:
Milbank, Tweed, Hadley & McCloy LLP
Marval, O’Farrell & Mairal
Allen & Overy LLP
Repsol YPF, S.A.
The Bank of New York Mellon, as Collateral Agent

CREDIT SUISSE AG, LONDON BRANCH as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

3

May 15, 2012

VIA EMAIL AND FIRST CLASS MAIL

Mauro Dacomo
Petersen Energía, S.A.
c/o Grupo Petersen
Cerrito 740, Piso 1
C1010AAP
Buenos Aires,
Argentina
Facsimile: 011-54-11-45-555-0162
MDacomo@petersenenergia.com.ar

Re:
Credit Agreement dated as of February 21, 2008 (as modified and supplemented and in effect on the date hereof, the “Credit Agreement”) among Petersen Energía, S.A., as borrower (the “Borrower”), the lenders from time to time party thereto as Lenders, Credit Suisse AG, London Branch (as successor to Credit Suisse, London Branch, “Credit Suisse”), as administrative agent (the “Administrative Agent”; “us” and “we”) and HSBC Bank PLC, as collateral agent (the “Collateral Agent”).

Dear Sir,

Reference is made to the Credit Agreement and the letter delivered to you and dated May 11, 2012 from us, acting as Administrative Agent (the “May 11 Letter”), detailing certain Events of Default under the Credit Agreement.  This letter is being delivered by us in our capacity as Administrative Agent.  Except as otherwise specified herein, capitalized terms used in this letter have the meanings given to them in the Credit Agreement.  The Majority Lenders have requested that the Administrative Agent deliver this letter.

We hereby notify you that, pursuant to the terms of the Credit Agreement, the following additional Default and Event of Default have occurred and are continuing: (i) an Event of Default under clause (a) of Article VII of the Credit Agreement as a result of the failure of the Borrower to pay principal of the Loans due under the Credit Agreement on May 14, 2012; and (ii) an Default under clause (b) of Article VII of the Credit Agreement on May 14, 2012, which failure will constitute an Event of Default on May 21, 2012 if such failure is then continuing.

As a result of the Events of Default detailed above and in the May 11 Letter, pursuant to Article VII of the Credit Agreement we hereby declare the Loans outstanding to be due and payable in whole; therefore, the principal of the Loans, together with accrued interest thereon and all fees and other obligations of the Borrower accrued under the Credit Agreement, are now due and payable immediately, without presentment, demand, protest or other notice of any kind.

Without in any way limiting the foregoing, the Administrative Agent, the Collateral Agent and the Lenders (i) reserve all rights as to whether any other Defaults or Events of Default exist under the Credit Agreement and further (ii) do not waive any such Defaults or Events of Default that exist or may in the future exist under the Credit Agreement and (iii) expressly reserve the right to exercise any and all of their respective rights, remedies, powers, privileges and defenses arising as a result of the acceleration of the Loans, any of the Events of Default detailed herein, and any Defaults or Events of Default that exist, or may exist in the future under the Credit Agreement, and no failure on the part of the Administrative Agent, the Collateral Agent and the Lenders to exercise and no delay in exercising, including without limitation the right to take any enforcement actions, and no course of dealing with respect to, any right, remedy, power, privilege or defense under the Credit Agreement, any other Loan Document or any other document related thereto, at law or in equity or otherwise, arising as the result of the acceleration of the Loans, any Default or Event of Default detailed herein or that may exist now or in the future, or the occurrence thereof, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, privilege or defense under the Credit Agreement, any other Loan Document or any other document related thereto, at law, in equity or otherwise, preclude any other or further exercise thereof or the exercise of any other right, remedy, power, privilege or defense.  The rights, remedies, powers, privileges and defenses provided for by the Credit Agreement, the other Loan Documents and any other document related thereto are cumulative, may be exercised separately, successively or concurrently at the sole discretion of the Administrative Agent, the Collateral Agent and the Lenders, and are not exclusive of any rights, remedies, powers, privileges and defenses provided at law, in equity or otherwise.

You are hereby advised that (i) no previous or future correspondence or discussions among the Borrower and its members, officers, directors, shareholders, employees, agents, affiliates subsidiaries and assigns (collectively, the “Borrower Parties”), the Lenders, the Administrative Agent, the Collateral Agent or any other person regarding the acceleration of the Loans, any Default or Event of Default or the obligations owed by any Borrower Party shall constitute a waiver, estoppel, agreement to forbear or limitation of the rights, remedies, powers, privileges and defenses of the Administrative Agent, the Collateral Agent and the Lenders under the Loan Documents, applicable law or otherwise and (ii) neither the delivery of this letter, nor the prior or future collection of any interest, principal or other amount by the Administrative Agent, the Collateral Agent or the Lenders with respect to the Credit Agreement, any other Loan Document or any other document related thereto shall be construed to limit or waive the right of the Administrative Agent, the Collateral Agent and the Lenders to receive any and all other sums which are or may become due or payable under the Credit Agreement, any other Loan Document, any other document related thereto or otherwise, including without limitation costs of collection, costs of enforcement and late payment charges.

Further, no waiver, forbearance or other similar action by Lenders with regard to the acceleration of the Loans or any Default or Event of Default shall be effective unless the same has been reduced to writing and executed by authorized representatives of the percentage of Lenders required under the applicable provisions of the Credit Agreement and every other entity deemed necessary or desirable by the percentage of Lenders required under the applicable provisions of the Credit Agreement.

2

This letter shall be construed in accordance with and governed by the law of the State of New York.

CC:

Milbank, Tweed, Hadley & McCloy LLP

Marval, O’Farrell & Mairal

Allen & Overy LLP

Repsol YPF, S.A.

HSBC Bank PLC

CREDIT SUISSE AG, LONDON BRANCH

as Administrative Agent

By:

Name:

Title:

By:

Name:

Title:

3